EXHIBIT 10.41

PROMISSORY NOTE

$500,000.00	October 29,2001

FOR VALUE RECEIVED, the undersigned employee of Home Depot U.S.A., Inc., Bill E. Patterson (the "Employee"), promises to pay to Home Depot U.S.A., Inc. (hereafter, collectively, together with any holder hereof, called "Holder"), at 2455 Paces Ferry Road, Atlanta, GA 30339 or at such other place as Holder may from time to time designate in writing, without grace, in lawful money of the United States of America, the principal sum of Five Hundred Thousand and no/100 Dollars ($500,000.00), or so much thereof as has been advanced hereunder, in accordance with the following provisions:

        This loan is for a term of five (5) years, and the entire unpaid principal balance hereof shall be due and payable on October 29, 2006, during which term no interest shall be due or payable by Employee to Holder;

        The interest benefits of this loan are not transferable by the Employee, and are conditioned upon the continued performance of substantial services by the Employee;

        Employee certifies that a portion of this loan will be used for the purchase or improvement of the same residence that shall be used by the Employee as Employee's principal residence for tax purposes, which residence shall be purchased as a consequence of Employee's transfer by Holder to the state of Illinois (the "Principal Residence").

        Employee agrees that at whatever time Employee does purchase or improve such Principal Residence, Employee shall agree to and sign the attached "Promissory Note A", which document shall reflect the portion of this loan that has been used for the purchase of the Principal Residence, and shall mortgage, grant and convey to Holder and Holder's successors and assigns the Principal Residence purchased or improved.

        Employee further agrees that at the same time Employee agrees to and signs "Promissory Note A", Employee shall agree to and sign the attached "Promissory Note B", which document shall reflect any portion of this loan used for a purpose other than the purchase or improvement of Employee's principal residence.

        At the time Employee agrees to and signs "Promissory Note A" and "Promissory Note B", this instant Note shall be superceded, and Employee's indebtedness shall instead be evidenced by "Promissory Note A" and "Promissory Note B". If no portion of this loan is used for a purpose other than the purchase of the Principal Residence, "Promissory Note A" shall be the sole document in full force and effect, evidencing Employee's indebtedness in the full principal sum of Five Hundred Thousand and no/100 Dollars.

        Employee certifies that Employee reasonably expects to be entitled to itemize deductions for each year this loan is outstanding, and further certifies that Employee will itemize deductions for each year that this loan is outstanding. In the event that Employee does not itemize deductions in any year that this loan is outstanding, Employee certifies that he shall notify Holder of his failure to itemize deductions;

        If Employee shall be required to pay any federal, state, or local taxes with respect to the interest benefits of this loan, Holder shall make a payment (the "Gross-Up Payment") to Employee to fully reimburse Employee for all federal, state and local taxes paid with respect to the interest benefit of this loan and with respect to receipt of the Gross-Up Payment.

        In the event the Employee resigns or is terminated by Holder, the entire unpaid principal balance shall be due and payable within ninety (90) days of the date on which such resignation or termination becomes effective;

        The indebtedness evidenced by this Note may be prepaid in whole or in part at anytime without penalty or premium;.

        Any payment of principal which is not made when due shall bear interest at a rate equal to the maximum amount now permitted by the laws of Illinois;

        In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the undersigned or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the undersigned shall notify the Holder in writing that the undersigned elects to have such excess sum returned to it forthwith. It is the express intent hereof that the undersigned not pay and Holder not receive, directly of indirectly, in any manner whatsoever, interest in excess of that which may be legally paid by the undersigned under applicable law.

        The Holder shall have the optional right to declare the amount of the total unpaid balance hereof to be due and forthwith payable in advance of the maturity date of any installment, as fixed herein, upon the occurrence of any event of default under this Note or under the Assignment securing this Note. Upon exercise of this option by the Holder, the entire unpaid principal balance shall bear interest at the Increased Rate until paid. Forbearance to exercise this option with respect to any failure or breach of the undersigned shall not constitute a waiver of the right as to any subsequent failure or breach.

        Payments under this Note shall be applied first to outstanding late charges and costs of collection, if any, then to accrued but unpaid interest, and then to the outstanding principal balance hereof.

        Time is of the essence of this Note.

        The undersigned and all endorsers or other parties to this Note severally waive.

each for himself and family, any and all homestead and exemption rights which any of them or the family of any of them may have under or by virtue of the Constitution or laws of the United States of America or of any state as against this Note, any renewal thereof, or any indebtedness represented thereby.

        The undersigned and all endorsers or other parties to this Note jointly and severally transfer, convey and assign to the Holder a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and do hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to the Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and do hereby, jointly and severally, appoint the Holder the attorney in facet for each of them, to claim any and all homestead exemptions allowed by law.

        The undersigned hereby waives presentment,. demand for payment, protest and notice of non-payment.

        This Note shall be governed by the laws of the State of Illinois.

        If more than one party shall execute this Note, the term "undersigned", as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder.

        Given under the hand and seal of the undersigned, the date and year first above written.

EMPLOYEE:
/s/ William E. Patterson
Name: William E. or Bill E. Patterson
ATTEST:
/s/ Katherine Birmingham
Name:
Katherine Birmingham